UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35622	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Corporate Circle, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Effective June 5, 2014, the Company terminated the Credit and Security Agreement entered into on April 11, 2012 by Albany Molecular Research, Inc. (“Company”) and its subsidiaries AMRI Rensselaer, Inc., AMRI Burlington, Inc. and AMRI Bothell Research Center, Inc. with Wells Fargo Bank, National Association.  The material terms of the Credit and Security Agreement included a $20 million credit facility consisting of a 4-year, $5 million term loan and a $15 million revolving line of credit.

Borrowings under the Credit and Security Agreement bear interest at a fluctuating rate equal to (i) in the case of the term loan, the sum of (a) an interest rate equal to daily three month LIBOR, plus (b) 3.25%; and (ii) in the case of advances under the revolving line of credit, the sum of (a) an interest rate equal to daily three month LIBOR, plus (b) 2.75%. The Credit and Security Agreement includes customary representations, warranties and covenants. The Credit and Security Agreement also provides for customary events of default provisions which may accelerate the Company’s payment obligations thereunder. No penalties were incurred by the Company in connection with this termination. The Company is in negotiations with other banking institutions to enter into a new revolving line of credit agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 4, 2014.  At the Annual Meeting, the Company’s stockholders (1) elected Una S. Ryan, Ph.D., O.B.E., Arthur J. Roth and Gabriel Leung to serve as Class I directors of the Company to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal; (2) ratified the Company’s selection of KPMG LLP as the independent registered public accounting firm for the 2014 fiscal year; and (3) approved the compensation of the Company’s named executive officers through an advisory vote.

Proxies for the 2014 Annual Meeting were solicited by the Company’s Board of Directors pursuant to Section 14(a) of the Securities Exchange Act, and there were no solicitations in opposition to the Board’s solicitation. There were 32,353,170 shares of the Company’s common stock entitled to vote at the Annual Meeting and a total of 28,131,596 shares of common stock were represented at the Annual Meeting in person or by proxy.  The final voting results, consisting of the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon, are set forth below.

Proposal 1. Election of Directors

Based on the proxies previously submitted and any ballots received at the Annual Meeting, each of the nominated Class I directors that stood for reelection were elected to the Board of Directors and will serve as directors until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.  Below is the tabulation for each nominee:

Director Nominee	For	Withheld	Broker Non- Vote
Una S. Ryan, Ph.D., O.B.E.	17,555,561	7,180,028	3,396,007
Arthur J. Roth	17,416,509	7,319,080	3,396,007
Gabriel Leung	18,777,546	5,958,043	3,396,007

Proposal 2. Ratification of Selection of Independent Auditors

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was ratified.  The results of the voting included 27,957,443 votes for, 98,092 votes against, and 76,061 votes abstained.

Proposal 3. Advisory Vote Regarding Compensation of the Company’s Named Executive Officers

The compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation table and narrative discussion, was approved in an advisory vote.  The results of the voting included 23,852,229 votes for, 762,821votes against, 120,539 votes abstained and 3,396,007 broker non- votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Michael M. Nolan
		Name:	Michael M. Nolan
		Title:	Senior Vice President, Chief Financial Officer and Treasurer